Ex. 28(h)(2)(e)

State Street Institutional Investment Trust

One Lincoln Street

Boston, MA 02111

SSGA Funds Management, Inc.

One Lincoln Street

Boston, MA 02111

August 17, 2017

Re: State Street Institutional Investment Trust (the “Institutional Trust”) Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Administration Agreement between SSGA Funds, State Street Master Funds and the Institutional Trust (collectively, the “Trusts”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Institutional Trust hereby requests that the Administrator act as Administrator for the new Fund listed below under the terms of the Agreement. In connection with such request, the Institutional Trust hereby confirms to the Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

New Fund

Fund	Effective Date
State Street Institutional Investment Trust
• State Street Treasury Obligations Money Market Fund	August 21, 2017

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Institutional Trust and retaining one for your records.

Sincerely,

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:	/s/ Chad Hallett

Name:	Chad Hallett
Title:	Deputy Treasurer, Duly Authorized

Agreed and Accepted:
SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M. Needham

Name:	Ellen M. Needham
Title:	President, Duly Authorized

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Tax Free Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global Equity ex-U.S. Index Fund

State Street Target Retirement 2015 Fund

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement Fund

State Street Disciplined Global Equity Fund (formerly, State Street Global Managed Volatility Fund)

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Global Equity ex-U.S. Index Portfolio

State Street Hedged International Developed Equity Index

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street Global Value Spotlight Fund

State Street International Value Spotlight Fund

State Street European Value Spotlight Fund

State Street Asia Pacific Value Spotlight Fund

State Street U.S. Value Spotlight Fund

State Street Disciplined International Equity Fund

State Street Disciplined U.S. Equity Fund

State Street MSCI Canada Index Fund

State Street MSCI Japan Index Fund

State Street MSCI Pacific ex Japan Index Fund

State Street MSCI Europe Index Fund

State Street Treasury Obligations Money Market Fund

State Street Master Funds

State Street Equity 500 Index Portfolio

State Street Money Market Portfolio

State Street U.S. Government Money Market Portfolio

State Street Treasury Money Market Portfolio

State Street Treasury Plus Money Market Portfolio

State Street International Developed Equity Index Portfolio

SSGA Funds

SSGA High Yield Bond Fund

SSGA Dynamic Small Cap Fund

SSGA Enhanced Small Cap Fund

State Street Disciplined Emerging Markets Equity Fund (formerly, SSGA Emerging Markets Fund)

SSGA International Stock Selection Fund

SSGA S&P 500 Index Fund

[REDACTED]

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